Exhibit 10.2

February 3, 2015

Mr. Alan N. Braverman
Senior Executive Vice President, General Counsel and
Secretary of The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

Dear Mr. Braverman:

Reference is made to your employment agreement with The Walt Disney Company (the “Company”), dated September 27, 2013 (the “Agreement”), which is scheduled to expire on March 31, 2016 (the “Expiration Date”). In connection therewith, you and the Company hereby agree to the following:

1.
Your employment by Company shall be extended through March 31, 2018 pursuant to the terms in effect as of the Expiration Date. In this regard, the definition “Scheduled Expiration Date in Section 5(e) of the Agreement is hereby amended to read “Scheduled Expiration Date means March 31, 2018.”

2.	Commencing as of January 1, 2015, your Base Salary shall be $1,500,000, and any subsequent Base Salary shall be no less than $1,500,000.

3.	The reference to the Company’s 2016 fiscal year in the last sentence of Section 3(b) of the Agreement is hereby amended to read “...Company’s 2018 fiscal year.”

Except as specified above, the Agreement shall otherwise continue in accordance with its terms. Defined terms used, but not defined, in this letter have the meanings ascribed thereto in the Agreement. If you agree that the foregoing sets forth our full understanding regarding the amendment of the Agreement, please evidence your agreement and acceptance by counter-signing two copies of this letter where indicated below, returning one executed copy to us.

THE WALT DISNEY COMPANY

By: /s/ M. JAYNE PARKER

Title:	Executive Vice President and Chief Human Resources Officer

Date: February 4, 2015

/s/ ALAN N. BRAVERMAN
Alan N. Braverman